Exhibit 23-2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-123266) pertaining to the Astec Industries, Inc. 1998 Long-Term Incentive Plan, Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan, and Astec Industries, Inc. Executive Officer Annual Bonus Equity Election Plan;

(2) Registration Statement (Form S-8 No. 333-124420) pertaining to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan;

(3) Registration Statement (Form S-8 Nos. 033-61461 and 333-133013) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan;

(4) Registration Statement (Form S-8 No. 333-134398) pertaining to the Astec Industries, Inc. 2006 Incentive Plan; and

(5) Registration Statement (Form S-8 No. 333-176177) pertaining to the Astec Industries, Inc. 2011 Incentive Plan;

of our report dated March 2, 2015, with respect to the consolidated financial statements of Astec Industries, Inc.  included in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Chattanooga, Tennessee
February 24, 2017